Exhibit 99.1

PRESS RELEASE

MagnaChip Announces New York Stock Exchange Listing Extension

SEOUL, South Korea and CUPERTINO, Calif., October 7, 2014 — MagnaChip Semiconductor Corporation (“MagnaChip” or the “Company”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced that it has received an extension for continued listing and trading of the Company’s common stock on the New York Stock Exchange ( the “NYSE”).

The extension provides the Company an additional trading period up to April 1, 2015, during which it can file its Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”) with the Securities and Exchange Commission (the “SEC”), subject to reassessment on an ongoing basis. The NYSE will continue to closely monitor the Company’s restatement process and timing, and could initiate accelerated trading suspension prior to the end of the six-month trading period extension if that process fails to progress satisfactorily during the extension. In addition, in the event the Company does not complete its 2013 Form 10-K filing with the SEC by April 1, 2015, the NYSE will move forward with the initiation of suspension and delisting procedures.

As previously reported, the delay in filing the 2013 Form 10-K is a result of the Company’s ongoing internal investigative process and restatement of certain prior period financial statements.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this release, including the Company’s ability to satisfy the requirements of, and the maintenance of trading and continued listing on, the NYSE, are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the Audit Committee’s ongoing internal investigative process; the impact of the accounting errors and adjustments on the Company’s prior and future financial statements; the identification of additional errors or adjustments not known to the Company as of the date hereof; the impact of the internal review, restatement and delayed SEC report filings on the Company’s business, including its customers, suppliers, counterparties, and under the Company’s debt instruments; the extent of any material weakness or significant deficiencies in the Company’s internal controls over financial reporting; and other risks and uncertainties of the Company’s business detailed from time to time in the Company’s filings with the SEC, including our Form 10-K filed on February 22, 2013 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website (without regard to any financial information described therein to the extent it relates to the restatement periods). The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACT:

Robert Pursel

Director of Investor Relations

Tel. 408-625-1262

robert.pursel@magnachip.com

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